UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Callon Petroleum Company
(Name of Registrant as Specified in its Charter)

_______________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Callon Petroleum Company
200 North Canal Street
P. O. Box 1287
Natchez, Mississippi  39121-1287
Telephone 601/442-1601

April 29, 2011

Dear Fellow Shareholder,

You recently received proxy materials in connection with our 2011 Annual Meeting of Shareholders of Callon Petroleum Company to be held on Thursday, May 12, 2011. According to our latest records, your proxy vote for this meeting HAS NOT YET BEEN RECEIVED.

The Company is asking shareholders to vote on the following proposals:

1.	To elect two Class II directors to hold office until the 2014 Annual Meeting of Shareholders;

2.	To approve, in an advisory (non-binding) vote, the Company’s executive compensation plan;

3.	To approve an advisory (non-binding) proposal to determine whether the shareholder vote to approve executive compensation (Item 2 above) should occur every 1, 2 or 3 years;

4.	To approve and ratify the Callon Petroleum Company 2011 Omnibus Incentive Plan; and

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

At a meeting held on March 10, 2011, the Board of Directors of the Company adopted the Callon Petroleum Company 2011 Omnibus Incentive Plan (the “2011 Omnibus Plan”), subject to the approval of the shareholders of the Company.  At the 2011 Annual Meeting, shareholders will be asked to approve and ratify the adoption of the 2011 Omnibus Plan (Item 4 above).  Your Board of Directors believes the approval of the 2011 Omnibus Plan is in the best interests of the Company and its shareholders.  After careful consideration, they have unanimously recommended a vote “FOR” its approval.

Management and the Board of Directors believe the plan is in the best interests of shareholders because it allows us to continue granting equity compensation, which:

•	will continue to align our officers and employees with shareholders;
•	allows us to continue attracting and retaining talent needed to run the business and continue executing our strategic plan; and
•	will help preserve cash flow for funding our operations, rather than substituting it for equity compensation.

Regardless of the number of shares you own, it is important that they be represented at the annual meeting of shareholders.  Remember, your broker cannot vote your shares unless you instruct him or her to do so and failure to vote will have the same effect as a vote “AGAINST” the proposal.  The affirmative vote of a majority of the outstanding shares of capital stock entitled to vote on this proposal is required to approve the proposal.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

The Company’s proxy statement is available at http://callon.com

If you have any questions relating to the annual meeting of shareholders, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors, Eagle Rock Proxy Advisors LLC toll-free at 855-612-6976 between the hours of  9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

We appreciate your support.

/s/ Fred L. Callon
Fred L. Callon
Chairman

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR IF YOU HOLD SHARES IN A BROKERAGE ACCOUNT, CAST YOUR VOTE OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.